Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CyberArk Software Ltd. of our report dated February 27, 2015, which is included in the Registration Statement on Form F-1 (File No. 333-202329) and related Prospectus of CyberArk Software Ltd.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 18, 2015	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global